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                                                                 Exhibit 10.2(b)

                             AMENDMENT NO. 2 TO THE
                              MICROSOFT CORPORATION
                             LARGE ACCOUNT RESELLER
                                    AGREEMENT

This Amendment No. 2 ("Amendment"), entered into as of this 1st day of July, 2001, amends that certain Microsoft Corporation Large Account Reseller Agreement ("Agreement") between MSLI, G.P. ("MICROSOFT") having its principal place of business at 6100 Neil Road, Suite 210, Reno, NV 89511-1137 and SOFTWARE SPECTRUM, INC. ("COMPANY") having its principal place of business at 2140 MERRITT DRIVE, GARLAND, TX 75041. The Agreement is hereby amended as follows:

1.       SECTION 4.1, TERM, IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "4.1     TERM

This Agreement shall take effect on the Effective Date and shall continue until September 30, 2001."

2. SECTION 5.7, COMPANY'S REPORTING AND/OR ORDERING AND PAYMENT TO MICROSOFT, SUBSECTION (a) MICROSOFT SELECT CONSUMPTION REPORTING,IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "(a)     MICROSOFT SELECT CONSUMPTION REPORTING

Except for Enterprise Agreements, for each COMPANY Enrollment Agreement, COMPANY shall deliver to MICROSOFT via EDI or any other electronic format specified by MICROSOFT each Wednesday a purchase order for License Confirmations ordered by the Volume Licensing Customer in the immediately previous calendar week. For each Enterprise Agreement, COMPANY shall deliver to MICROSOFT via EDI or any other electronic format specified by MICROSOFT, (i) a purchase order for the Enterprise Package upon execution of such agreement, and (ii) a purchase order for each additional desktop license ordered or acquired from COMPANY at the times specified in such agreement. Following receipt of such purchase order, MICROSOFT shall invoice COMPANY and COMPANY shall be obligated to pay MICROSOFT according to the Select Software Price List, along with any applicable quarterly Upgrade Advantage fees. If the Volume Licensing Customer elects to pre-pay any or all of its Upgrade Advantage commitment, COMPANY shall immediately report such pre-payment to MICROSOFT, MICROSOFT shall invoice COMPANY immediately following receipt of such report, and COMPANY shall be obligated to pay MICROSOFT pursuant to the terms of this Section 5.7."

3. SECTION 5.7, COMPANY'S REPORTING AND/OR ORDERING AND PAYMENT TO MICROSOFT, SUBSECTION (b) PAYMENT TERMS, FIRST PARAGRAPH, IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "(b)     PAYMENT TERMS

All amounts are due and owing within thirty (30) calendar days of date of MICROSOFT's invoice, provided, however, that should the due date of any invoice be prior to the last day of MICROSOFT's fiscal month, such invoices shall be due on the last day of such fiscal month. All payments not received by MICROSOFT from COMPANY within the required time frame may be assessed a finance charge of two percent (2%) of the invoice amount per month or the legal maximum, which ever is less. COMPANY shall be obligated to pay MICROSOFT any and all amounts due regardless of whether COMPANY has received payment from the Volume Licensing Customer. Failure by COMPANY to meet payment terms may result in a hold by MICROSOFT of all pending COMPANY orders. COMPANY shall use its best efforts to collect any and all amounts due from any Volume Licensing Customer. Notwithstanding the foregoing, if any Enterprise Customer defaults on its payment obligation to COMPANY for more than ninety (90) calendar days, COMPANY will provide MICROSOFT with written notice identifying the Enterprise Customer and the amount of the delinquency. COMPANY shall deliver such notice to MICROSOFT at the address set forth in Section 19 below. Provided that the Enterprise Customer is unable or unwilling to pay the amounts due, then COMPANY shall be released from any payment obligation arising from the delinquent Enterprise Customer's account, provided that COMPANY provide proof of its best efforts to collect any outstanding amounts and assigns to MICROSOFT any and all right, title and interest to the delinquent Enterprise Customer's outstanding payments."


                  Microsoft Confidential- Disclosure Prohibited

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4.       SECTION 7.4, PRODUCT WARRANTY; LIMITATION OF LIABILITY IS RENAMED
         "PRODUCT WARRANTY", AND SUBSECTIONS (b) AND (c) ARE MOVED FROM SECTION
         7.4 TO NEW SECTIONS 7.5 AND 7.6, RESPECTIVELY.

5. SECTION 7.4, PRODUCT WARRANTY; LIMITATION OF LIABILITY, SUBSECTION (b), IS RENUMBERED AND RENAMED "7.5 LIMITATION OF LIABILITY" AND REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "7.5     LIMITATION OF LIABILITY

MICROSOFT SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE) ARISING OUT OF THIS AGREEMENT OR ANY ADDENDA OR AMENDMENT HERETO OR ARISING OUT OF THE USE OR INABILITY TO USE ANY SELECT SOFTWARE PRODUCT EVEN IF MICROSOFT' HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES."

6. SECTION 7.4, PRODUCT WARRANTY; LIMITATION OF LIABILITY, SUBSECTION (c), IS RENUMBERED AND RENAMED "7.6 LIMITATION ON REMEDY" AND REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "7.6     LIMITATION ON REMEDY

IN ANY CASE, THE LIABILITY OF MICROSOFT (i) UNDER ANY PROVISION OF THIS AGREEMENT; (ii) FOR ANY DAMAGES CAUSED BY A PROGRAM DEFECT OR FAILURE IN ANY SELECT SOFTWARE PRODUCT OR (iii) ARISING FROM A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID SHALL BE LIMITED TO 100% OF THE AMOUNT ACTUALLY PAID BY COMPANY TO MICROSOFT DURING THE PERIOD THAT IS ONE YEAR PRIOR TO THE DATE OF THE CAUSE OF ACTION BETWEEN THE LITIGANTS FOR THE SELECT SOFTWARE PRODUCT THAT IS THE BASIS FOR THE CAUSE OF ACTION, MINUS ANY AMOUNTS PAID BY MICROSOFT DURING THE SAME PERIOD FOR ANY PRIOR LIABILITY ARISING FROM THAT SELECT SOFTWARE PRODUCT. MICROSOFT's LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL OF MICROSOFT's EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF CLAIMS OR SUITS AGAINST MORE THAN ONE SELECT SOFTWARE PRODUCT DISTRIBUTED UNDER THIS AGREEMENT WILL NOT ENLARGE OR EXTEND THE LIMIT. COMPANY RELEASES MICROSOFT FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION."

7. SECTION 7.5, SEMESTER PROGRAMS, IS RENUMBERED "7.7" AND MODIFIED TO INCLUDE THE FOLLOWING AS PARAGRAPH TWO:

"In conjunction with COMPANY's participation in any semester programs, MICROSOFT will assign COMPANY a total sales goal for MICROSOFT Product. COMPANY must achieve no less than eighty percent (80%) of the total sales goal. Failure by COMPANY to achieve 80% may result in the termination of COMPANY's authorization as a Large Account Reseller."

IN WITNESS WHEREOF, the parties have signed this Amendment on the date indicated below. This Amendment is hereby made part of the Agreement. All terms and conditions of the Agreement not modified herein shall remain in full force and effect. This Amendment is not binding until executed by MICROSOFT.

MSLI, GP ("MICROSOFT")                     SOFTWARE SPECTRUM, INC. ("COMPANY")

By:                                        By:      /s/  Robert D. Graham
    -----------------------------------       --------------------------------

                                                    Robert D. Graham   V.P.
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Name (please print)               Title    Name (please print)           Title

                                                     August 7, 2001
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Date                                       Date


Amendment No.2 to The                                                   Page 2
Microsoft Large Account Reseller Agreement